POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Kenny and Eugene E. Blakeslee, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:


/s/J.R. Kenny            President and Chief Executive Officer     June 15, 1999
James R. Kenny           (Principal Executive Officer) and Director

/s/E.E. Blakeslee        Executive Vice President and Chief        June 15, 1999
Eugene E. Blakeslee      Financial Officer (Principal Financial
                         Officer and Principal Accounting Officer)

/s/R.S. Akamine          Director                                   June 9, 1999
Ray S. Akamine

/s/R.A. Archer           Chairman and Director                     June 10, 1999
Robert A. Archer

/s/A.V. Bruno            Director                                  June 13, 1999
Albert V. Bruno

/s/R. Diridon            Director                                   June 9, 1999
Rod Diridon

/s/F.G. Gorry            Director                                   June 9, 1999
F. Jack Gorry

/s/A.K. Lund             Director                                   June 9, 1999
Arthur K. Lund

/s/L. Oneal              Director                                  June 14, 1999
Louis Oneal

/s/D.P. Rubino           Director                                  June 15, 1999
Diane P. Rubino

/s/D.L. Shen             Director                                  June 15, 1999
Douglas L. Shen

/s/G.S. Vandeweghe       Director                                  June 10, 1999
Gary S. Vandeweghe

                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit


 5.1      Opinion regarding legality of securities to be offered.

23.1      Consent of KPMG LLP, Independent Auditors.

23.2      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1      Power of Attorney (see Page 4).

99.1      1996 Stock Option Plan of SJNB Financial Corp., as amended.